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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Other Sponsoring Corporations of our report dated
June 23, 1998 with respect to the financial statements and schedules of the Park-Ohio Industries, Inc. Individual Account Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.

                                       /s/ Ernst & Young LLP

Cleveland, Ohio
June 23, 1998